CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust:
Fidelity Short-Term Bond Fund, Fidelity Investment Grade Bond Fund, Spartan Government Income Fund, and Spartan Short-Intermediate Government Fund, of our reports dated June 6, 1997 on the financial statements and financial highlights included in the April 30, 1997 Annual Reports to Shareholders of Fidelity Short-Term Bond Fund, Fidelity Investment Grade Bond Fund, Spartan Government Income Fund, and Spartan Short-Intermediate Government Fund, and of our report dated June 10, 1997 on the financial statements and financial highlights included in the April 30, 1997 Annual Report to Shareholders of Spartan High Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
June 17, 1997